SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                         Dated as of September 17, 1998

                                  by and among

                             Superior Services, Inc.

                  its Subsidiaries listed on Schedule 1 hereto
                                (the "Borrowers")

                                BANKBOSTON, N.A.,
                              BANK ONE, WISCONSIN,
                         HARRIS TRUST AND SAVINGS BANK,
                             LASALLE NATIONAL BANK,
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                          FIRSTAR BANK MILWAUKEE, N.A.,
                                FLEET BANK, N.A.,
                                    PARIBAS,
                         PNC BANK, NATIONAL ASSOCIATION,
                                 COMERICA BANK,
                                FIFTH THIRD BANK,
                             HIBERNIA NATIONAL BANK
                                  (the "Banks")

                                       and

                           BANKBOSTON, N.A., as Agent

                        BANK ONE, WISCONSIN, as Co-Agent
                   HARRIS TRUST AND SAVINGS BANK, as Co-Agent
                       LASALLE NATIONAL BANK, as Co-Agent
       BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agent

                               TABLE OF CONTENTS

ss.1.  DEFINITIONS AND RULES OF INTERPRETATION................................1
         ss.1.1.  Definitions.................................................1
         ss.1.2.  Rules of Interpretation.....................................12

ss.2.  THE REVOLVING CREDIT FACILITY..........................................13
         ss.2.1.  Commitment to Lend..........................................13
         ss.2.2.  Reduction of Total Commitment...............................13
         ss.2.3.  The Notes...................................................14
         ss.2.4.  Interest on Loans...........................................14
         ss.2.5.  Election of Eurodollar Rate; Notice of Election;
                    Interest Periods; Minimum Amounts.........................14
         ss.2.6.  Requests for Revolving Credit Loans.........................15
         ss.2.7.  Funds for Loans.............................................16
         ss.2.8.  Maturity of the Loans.......................................17
         ss.2.9.  Mandatory Repayments of the Loans...........................17
         ss.2.10. Optional Prepayments or Repayments of Loans.................17

ss.3.  LETTERS OF CREDIT......................................................18
         ss.3.1.  Letter of Credit Commitments................................18
         ss.3.2.  Reimbursement Obligation of the Borrowers...................18
         ss.3.3.  Letter of Credit Payments...................................19
         ss.3.4.  Obligations Absolute........................................20
         ss.3.5.  Reliance by Agent...........................................20

ss.4.  FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY..........20
         ss.4.1.  Fees........................................................20
         ss.4.2.  Payments....................................................21
         ss.4.3.  Computations................................................22
         ss.4.4.  Capital Adequacy............................................22
         ss.4.5.  Certificate.................................................23
         ss.4.6.  Interest on Overdue Amounts.................................23
         ss.4.7.  Interest Limitation.........................................23
         ss.4.8.  Eurodollar Indemnity .......................................23
         ss.4.9.  Illegality; Inability to Determine Eurodollar Rate .........24
         ss.4.10.  Additional Costs, Etc......................................24
         ss.4.11.  Concerning Joint and Several Liability of the Borrowers....25
         ss.4.12.  New Borrowers .............................................27

ss.5.  REPRESENTATIONS AND WARRANTIES ........................................27
         ss.5.1.  Corporate Authority ........................................27
         ss.5.2.  Governmental Approvals .....................................28
         ss.5.3.  Title to Properties; Leases ................................28
         ss.5.4.  Financial Statements; Solvency .............................28
         ss.5.5.  No Material Changes, Etc ...................................29
         ss.5.6.  Permits, Franchises, Patents, Copyrights, Etc ..............29
         ss.5.7.  Litigation .................................................29
         ss.5.8.  No Materially Adverse Contracts, Etc .......................30
         ss.5.9.  Compliance With Other Instruments, Laws, Etc ...............30
         ss.5.10.  TaxStatus .................................................30
         ss.5.11.  No Event of Default .......................................30
         ss.5.12.  Holding Company and Investment Company Acts ...............31
         ss.5.13.  Absence of Financing Statements, Etc ......................31
         ss.5.14.  Employee Benefit Plans ....................................31
         ss.5.15.  Use of Proceeds ...........................................32
         ss.5.16.  Environmental Compliance ..................................32
         ss.5.17.  Perfection of Security Interests ..........................33
         ss.5.18.  Certain Transactions ......................................33
         ss.5.19.  Subsidiaries ..............................................34
         ss.5.20.  Capitalization ............................................34
         ss.5.21.  True Copies of Charter and Other Documents ................34
         ss.5.22.  Disclosure ................................................35
         ss.5.23.  Year 2000 Compliance ......................................35

ss.6.  AFFIRMATIVE COVENANTS OF THE BORROWERS ................................35
         ss.6.1.  Punctual Payment ...........................................35
         ss.6.2.  Maintenance of Office ......................................35
         ss.6.3.  Records and Accounts .......................................35
         ss.6.4.  Financial Statements, Certificates and Information .........36
         ss.6.5.  Corporate Existence and Conduct of Business ................37
         ss.6.6.  Maintenance of Properties ..................................38
         ss.6.7.  Insurance ..................................................38
         ss.6.8.  Taxes ......................................................38
         ss.6.9.  Inspection of Properties, Books, and Contracts .............39
         ss.6.10. Compliance with Laws, Contracts, Licenses and
                  Permits; Maintenance of Material Licenses and Permits ......39
         ss.6.11. ENVIRONMENTAL INDEMNIFICATION ..............................39
         ss.6.12. Further Assurances .........................................40
         ss.6.13. Notice of Potential Claims or Litigation ...................40
         ss.6.14. Notice of Certain Events Concerning Insurance
                  and Environmental Claims ...................................40
         ss.6.15. Response Actions ...........................................41
         ss.6.16. Notice of Default ......................................... 41
         ss.6.17. Closure and Post Closure Liabilities .......................41
ss.7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS ...........................41
         ss.7.1.  Restrictions on Indebtedness ...............................41
         ss.7.2.  Restrictions on Liens ......................................43
         ss.7.3.  Restrictions on Investments ................................44
         ss.7.4.  Mergers, Consolidations, Sales .............................45
         ss.7.5.  Sale and Leaseback .........................................46
         ss.7.6.  Restricted Distributions and Redemptions ...................46
         ss.7.7.  Employee Benefit Plans .....................................46
         ss.7.8.  Negative Pledges ...........................................47

ss.8.  FINANCIAL COVENANTS OF THE BORROWERS ..................................47
         ss.8.1.  Leverage Ratio .............................................47
         ss.8.2.  Interest Coverage Ratio ....................................48
         ss.8.3.  Funded Debt to Capitalization Ratio ........................48
         ss.8.4.  Profitable Operations ......................................48
         ss.8.5.  Capital Expenditures .......................................48

ss.9.  CLOSING CONDITIONS ....................................................48
         ss.9.1.  Corporate Action ...........................................48
         ss.9.2.  Loan Documents, Etc ........................................48
         ss.9.3.  Certified Copies of Charter Documents ......................49
         ss.9.4.  Incumbency Certificate .....................................49
         ss.9.5.  Validity of Liens ..........................................49
         ss.9.6.  UCC Search Results .........................................49
         ss.9.7.  Certificates of Insurance ..................................49
         ss.9.8.  Opinion of Counsel .........................................50
         ss.9.9.  Environmental Permit Certificate ...........................50

ss.10.  CONDITIONS OF ALL LOANS ..............................................50
         ss.10.1.  Representations True; No Event of Default .................50
         ss.10.2.  Performance; No Event of Default ..........................50
         ss.10.3.  No Legal Impediment .......................................50
         ss.10.4.  Governmental Regulation ...................................51
         ss.10.5.  Proceedings and Documents .................................51

ss.11.  COLLATERAL SECURITY ..................................................51

ss.12.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT ...........51
         ss.12.1.  Events of Default and Acceleration ........................51
         ss.12.2.  Termination of Commitments ................................54
         ss.12.3.  Remedies ..................................................54

ss.13.  SETOFF ...............................................................55

ss.14.  THE AGENT ............................................................55
         ss.14.1.  Appointment of Agent, Powers and Immunities ...............55
         ss.14.2.  Actions By Agent ..........................................56
         ss.14.3.  INDEMNIFICATION ...........................................56
         ss.14.4.  Reimbursement .............................................57
         ss.14.5.  Documents .................................................57
         ss.14.6.  Non-Reliance on Agent and Other Banks .....................57
         ss.14.7.  Resignation of Agent ......................................58
         ss.14.8.  Action by the Banks, Consents, Amendments, Waivers, Etc ...58

ss.15.  EXPENSES .............................................................59

ss.16.  INDEMNIFICATION ......................................................60

ss.17.  SURVIVAL OF COVENANTS, ETC ...........................................60

ss.18.  ASSIGNMENT AND PARTICIPATION .........................................61

ss.19.  PARTIES IN INTEREST ..................................................62

ss.20.  NOTICES, ETC .........................................................62

ss.21.  MISCELLANEOUS ........................................................62

ss.22.  ENTIRE AGREEMENT, ETC ................................................63

ss.23.  WAIVER OF JURY TRIAL .................................................63

ss.24.  GOVERNING LAW ........................................................63

ss.25.  SEVERABILITY .........................................................64


                              Schedules & Exhibits

         Exhibit A             Form of Revolving Credit Note
         Exhibit B             Form of Loan and Letter of Credit Request
         Exhibit C             Form of Compliance Certificate
         Exhibit D             Form of Environmental Compliance Certificate
         Exhibit E             Parent's Standard Due Diligence Practices

         Schedule 1            Subsidiaries of the Parent
         Schedule 5.7          Litigation
         Schedule 5.16         Environmental Matters
         Schedule 5.18         Certain Transactions
         Schedule 5.20(b)      Outstanding Stock Options
         Schedule 6.7          Insurance
         Schedule 7.1(b)       Existing Indebtedness
         Schedule 7.2(g)       Existing Liens

                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of September 17, 1998 (the "Agreement"), by and among (a) SUPERIOR SERVICES, INC., a Wisconsin corporation (the "Parent"), the subsidiaries of the Parent identified on Schedule 1 hereto (the "Subsidiaries", and collectively with the Parent, the "Borrowers"), (b) BANKBOSTON, N.A. ("BKB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, LASALLE NATIONAL BANK ("LaSalle"), a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603, BANK ONE, WISCONSIN ("Bank One"), a Wisconsin banking association having its principal place of business at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53201, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association having its place of business at 231 South LaSalle Street, Chicago, Illinois 60697 ("BOA"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking association having its principal place of business at 111 West Monroe Street, Chicago Illinois 60690 ("Harris"), and the other lending institutions which become parties hereto (each a "Bank" and, collectively, the "Banks"), and (c) BANKBOSTON, N.A., as agent for the Banks (the "Agent").

         WHEREAS, the Banks, the Agent, and the Borrowers wish to amend and restate the Existing Credit Agreement (defined below) to increase the Total Commitment and to amend certain terms and provisions thereof;

         NOW THEREFORE, subject to the satisfaction of the conditions set forth in ss.9 hereof, the Borrowers, the Banks, and the Agent hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety as set forth herein.

1.       ss.1.  DEFINITIONS AND RULES OF INTERPRETATION.

a. ss.1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

         Accountants.  See ss.5.4(a).

         Agent.  BKB acting as agent for the Banks.

         Agent's Head Office. The Agent's head office is located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

          Agreement.   This  Second  Amended  and  Restated   Revolving   Credit
Agreement, including the Schedules and Exhibits hereto.

          Applicable Commitment Rate. The Applicable Commitment Rate shall be as set forth in the Pricing Table.

         Applicable Eurodollar Margin. The Applicable Eurodollar Margin on Eurodollar Loans shall be as set forth in the Pricing Table. Any change in the Applicable Margin shall become effective on the first day of each Interest Period which begins three (3) or more days after receipt by the Banks of financial statements delivered pursuant to ss.6.4(a) or (b) hereof which indicate a change in the Leverage Ratio and in the Applicable Eurodollar Margin in accordance with the Pricing Table. If at any time the financial statements required to be delivered pursuant to ss.6.4(a) or (b) hereof are not delivered within the time periods specified in such subsections, the Applicable Eurodollar Margin shall be 1.50% on which such financial statements were required to be delivered but before the time of actual receipt of such financial statements, subject to adjustment upon actual receipt of such financial statements.

         Applicable Laws.  See ss.6.10.

         Applicable L/C Margin. The Applicable L/C Margin on Letters of Credit shall be as set forth in the Pricing Table. The effective date of a change in the Applicable L/C Margin shall be the first day after receipt by the Banks of financial statements delivered pursuant to ss.6.4(a) or (b) hereof which indicate a change in the Leverage Ratio and in the Applicable L/C Margin in accordance with the Pricing Table. If at any time the financial statements required to be delivered pursuant to ss.6.4(a) or (b) hereof are not delivered within the time periods specified in such subsections, the Applicable L/C Margin shall be 1.50% with respect to any Financial Letter of Credit and 1.25% with respect to any other Letter of Credit issued on which such financial statements were required to be delivered but before actual receipt of such financial statements, subject to adjustment upon actual receipt of such financial statements.

         Balance Sheet Date.  December 31, 1997.

         Banks:  See Preamble.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         Borrowers. See Preamble.

         Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include (a) any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles, or (b) any item obtained through an acquisition permitted by ss.7.4 hereof.

         Capital Expenditures. Amounts paid or indebtedness incurred by the Borrowers in connection with the purchase or lease by the Borrowers of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         CERCLA.  See definition of Release.

         certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO.  See ss.6.4(b).

         Closing Date. The date on which the conditions precedent set forth in ss.9 are satisfied.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Collateral. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests created by the Stock Pledge Agreement.

         Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the Total Commitment specified in ss.2.1 hereof, as the same may be reduced from time to time.

         Commitment Fee.  See ss.4.1.

         Commitment Percentage. With respect to each Bank, the percentage set forth beside its name below (subject to adjustment upon any assignments pursuant to ss.18):

               Bank                       Percentage

               BKB                        18.18181818%

               Bank One                   14.54545455%
               Harris                     10.54545455%
               LaSalle                    10.54545455%
               BOA                        10.54545455%
               Firstar                     7.27272727%
               Fleet                       4.72727273%
               Paribas                     4.72727273%
               PNC                         4.72727273%
               Comerica                    4.72727273%
               Fifth Third                 4.72727273%
               Hibernia                    4.72727273%

         Company Balance Sheet Date.  March 31, 1998.

         Compliance Certificate.  See ss.6.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers consolidated in accordance with GAAP.

         Consolidated Earnings Before Interest, Taxes and Amortization or EBITA. For any period, the Consolidated Net Income (or Deficit) of the Borrowers, plus
(a) interest expense, (b) income taxes, and (c) amortization expense relating to intangible assets for such period, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), provided that, for purposes of calculating the financial covenants pursuant to ss.8 hereof, the portion of EBITA derived from Subsidiaries acquired since the date of the most recent financial statements delivered to the Banks pursuant to ss.6.4 hereof shall be included in the calculation of EBITA if (i) the financial statements of such acquired Subsidiaries have been audited for the period sought to be included by an independent accounting firm satisfactory to the Agent or (ii) the Borrowers provide the Agent with such other historical financial statements in form and substance satisfactory to the Agent and the Agent consents to such inclusion. Such acquired EBITA will be further adjusted to add back owner's compensation and the net benefits of internalizing waste disposal, each as certified by the CFO and, in the case of net benefits, with the approval of the Agent.

         Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBITA plus depreciation expense, to the extent such expense was deducted in determining Consolidated Net Income (or Deficit).

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable, plus the value of any preferred stock to the extent otherwise excluded in the computation of Consolidated Net Worth.

         Consolidated Tangible Assets. The Consolidated Total Assets less the sum of:

         (a)  the  total  book  value  of  all  assets  of  the  Borrowers  on a consolidated basis properly classified as intangible assets under GAAP, including such items as good will, the value of all non-competition agreements and waste collection routes, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing on the consolidated balance sheet of the Borrowers; plus

         (b) all amounts representing any write-up in the book value of any consolidated assets resulting from a revaluation thereof subsequent to the Company Balance Sheet Date.

         Consolidated Tangible Net Worth. The excess of Consolidated Tangible Assets over Consolidated Total Liabilities.

         Consolidated Total Assets. All assets of the Borrowers determined on a consolidated basis in accordance with GAAP.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, including capitalized interest expense for such period.

         Consolidated Total Liabilities. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP.

         Consulting Engineer. An environmental consulting firm acceptable to the Agent.

         Default.  See ss.12.

         Disposal (or Disposed).  See definition of Release.

         Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.2.5.

         EBITA. See definition of Consolidated Earnings Before Interest, Taxes and Amortization.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See ss.5.16(a).

         EPA.  See ss.5.16(b).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Escrowed Shares. Shares of common stock of the Parent which have been placed in escrow in connection with the acquisition of a subsidiary and held against potential indemnification claims made by the Parent against the former shareholders of such subsidiary.

         Eurodollar Business Day. Any Business Day on which dealings in foreign currency and exchange are carried on among banks in London, England.

         Eurodollar Interest Determination Date. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

         Eurodollar Loans. Loans bearing interest calculated by reference to the Eurodollar Rate plus the Applicable Eurodollar Margin.

         Eurodollar Offered Rate. The rate per annum at which deposits of dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Rate.

         Eurodollar Rate. The rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Agent with respect to an Interest Period in accordance with the following formula:

                  Eurodollar Rate =  Eurodollar Offered Rate
                                          1-Reserve Rate

         Event of Default.  See ss.12.

         Existing Credit Agreement. That certain Amended and Restated Revolving Credit Agreement dated as of March 26, 1997, as amended, by and among (a) the Parent (formerly known as Superior Environmental Services, Inc.) and the Subsidiaries of the Parent listed on Schedule 1 thereto, (b) BKB, LaSalle, Bank One and BOA, and (c) BKB, as Agent.

         Financial Letter of Credit. A Letter of Credit where the event which triggers payment is financial, such as the failure to pay money, and not performance-related, such as failure to ship a product or provide a service, as set forth in greater detail in the letter dated March 30, 1995 from the Board of Governors of the Federal Reserve System or in any applicable directive or letter ruling of the Board of Governors of the Federal Reserve System issued subsequent thereto.

         Funded Debt. Consolidated Indebtedness of the Borrowers for borrowed money and guarantees of debt for borrowed money recorded on the Consolidated balance sheet of the Borrowers, including noncontingent Reimbursement Obligations of the Borrowers with respect to Letters of Credit and the amount of any Indebtedness of such Persons for Capitalized Leases which corresponds to principal.

         generally accepted accounting principles or GAAP. When used in general, generally accepted accounting principles means (1) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been applied; and (2) when used with reference to the Borrowers, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements for the year ended on the Balance Sheet Date.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Hazardous Substances.  See ss.5.16(b).

         Indebtedness. All obligations, contingent or otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations (including capitalized leases and operating leases with an original term longer than 3 years), whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, whether direct or indirect, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Interest Period.  With respect to each Eurodollar Loan:

         (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrowers may select; and

         (b) thereafter, each subsequent Interest Period shall begin on the day immediately following the last day of the preceding Interest Period and end one
(1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrowers may select;

         (c) provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next Business Day unless the next Business Day would carry such Interest Period into another calendar month, in which event such Interest Period shall be deemed to end on the immediately preceding Business Day.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit Applications. Letter of Credit Applications in such form as may be agreed upon by any Borrower and the Agent from time to time which are entered into pursuant to ss.3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

         Letter of Credit Fee.  See ss.4.1(b).

         Letter of Credit Participation.  See ss.3.1(b).

         Letters of Credit. Standby Letters of Credit issued or to be issued by the Agent under ss.3 hereof for the account of the Borrowers.

         Leverage Ratio.  See ss.8.1.

         Loan and Letter of Credit Request.  See ss.2.6.

         Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, and the Stock Pledge Agreement.

         Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to ss.2.

         Majority Banks. As of any date, the Banks holding fifty-one percent (51%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute fifty-one percent (51%) of the Total Commitment.

         Maturity Date.  September 17, 2003.

         Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

         Maximum Rate. With respect to each Bank, the maximum lawful nonusurious rate of interest (if any) which under Applicable Law such Bank may charge the Borrowers on the Loans and other Obligations from time to time.

         Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         Notes. The promissory notes of the Borrowers evidencing the Loans hereunder, dated as of the date of this Agreement and in substantially the form of Exhibit A hereto.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks or the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any Swap Contract between the Borrowers and any Bank, or under this Agreement or any of the other Loan
Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

         Parent. See Preamble.

         PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens.  See ss.7.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pricing Table:

--------------- ---------------- ----------------- ------------ ---------------
                    Applicable        Applicable    Applicable   Applicable
Leverage Ratio  Base Rate Margin Eurodollar Margin  L/C Margin  Commitment Rate
                  (per annum)        (per annum)    (per annum)  per annum)
--------------- ---------------- ----------------- ------------ ---------------
--------------- ---------------- ----------------- ------------ ---------------
less than or          0.00%             0.75%        0.75%          0.250%
equal to 2.00:1
--------------- ---------------- ----------------- ------------ ---------------
--------------- ---------------- ----------------- ------------ ---------------
greater than          0.00%             1.00%        1.00%          0.250%
2.00:1 and less
than or or
equal to 2.50:1
--------------- ---------------- ----------------- ------------ ---------------
--------------- ---------------- ----------------- ------------ ---------------
greater than          0.00%             1.25%        1.25%          0.250%
2.50:1 and
less than or
equal to
3.00:1
--------------- ---------------- ----------------- ------------ ---------------
--------------- ---------------- ----------------- ------------ ---------------
greater than          0.00%             1.50%        1.50%          0.250%
3.00:1
--------------- ---------------- ----------------- ------------ ---------------


         Real Property. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

         Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in ss.3.2.

         RCRA.  See definition of Release.

         Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

         Remaining Permitted Life. The number of months remaining in any landfill's useful life, determined by dividing (a) the remaining permitted capacity of such landfill by (b) the most recent estimate of the current rate of monthly use.

         Reserve Rate. The rate, expressed as a decimal, at which the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Banks to fund Loans bearing interest based on the Eurodollar Rate, if such liabilities were outstanding.

         Stock Pledge Agreement. The Stock Pledge Agreement, amended and restated as of the Closing Date, among the Borrowers and the Agent in form and substance satisfactory to the Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

         Swap Contracts. Any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

         Total Commitment.  See ss.2.1.

         Year 2000 Compliance. The risk that computer applications used by the Borrowers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.


         ss.1.2.  Rules of Interpretation.


                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c)  A  reference  to  any  law  includes  any   amendment  or
modification to such law.

                  (d)  A  reference  to  any  Person   includes  its   permitted
successors and permitted assigns.

                  (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include," "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                  (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     ss.2.  THE REVOLVING CREDIT FACILITY.

     ss.2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Borrowers to the Agent given in accordance with ss.2.6, its Commitment Percentage of such sums as are requested by the Borrowers, provided that the outstanding amount of Loans, the Maximum Drawing Amount of the Letters of Credit and unpaid Reimbursement Obligations shall not exceed a maximum aggregate amount outstanding of $275,000,000 at any time, as such amount may be reduced pursuant to ss.2.2 hereof (the "Total Commitment"). The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.9 and ss.10, as the case may be, have been satisfied on the date of such request.

         ss.2.2. Reduction of Total Commitment.

         (a) The Borrowers shall have the right at any time and from time to time upon two (2) Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Agent will notify the Banks promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.2.

         (b) No reduction or termination of the Commitments once made may be revoked; the portion of the Commitments reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

         ss.2.3. The Notes. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's records reflecting the making of such Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

         ss.2.4. Interest on Loans. The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to (a) the Base Rate, or
(b) at the Borrowers' option as provided herein, the Eurodollar Rate plus the Applicable Eurodollar Margin. Interest shall be payable (x) quarterly in arrears on the first Business Day of the next succeeding quarter, commencing October 1, 1998, on Base Rate Loans, (y) on the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the last day of the third month following the commencement of such Interest Period, on Eurodollar Loans, and (z) on the Maturity Date for all Loans.

         ss.2.5. Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts.

                  (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrowers give notice to the Agent pursuant to ss.2.5(b) hereof. Upon determining any Eurodollar

Rate, the Agent shall forthwith provide notice thereof to the Borrowers and the Banks, and each such notice to the Borrowers and the Banks shall be considered prima facie correct and binding, absent manifest error.

                  (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give telephonic notice (confirmed by telecopy on the same Eurodollar Business Day) to the Agent not later than 11:00 a.m. (Boston time) of its election pursuant to ss.2.5(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this ss.2.5(b) with respect to any Loan, such Loan shall be deemed a Base Rate Loan. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Loan as such, then such Eurodollar Loan shall be automatically converted to a Base Rate Loan at the end of the then expiring Interest Period relating thereto.

                  (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

                  (d) All Eurodollar Loans shall be in a minimum amount of not less than $1,000,000 and in integral multiples of $100,000 above such amount. In no event shall the Borrowers have more than seven (7) different maturities of Eurodollar Loans outstanding at any time.

                  (e) All Base Rate Loans shall be in a minimum amount of not less than $500,000 and in integral multiples of $100,000 above such amount.

         ss.2.6. Requests for Revolving Credit Loans. The Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan and Letter of Credit Request") not later than 11:00 a.m. Boston time (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan, or (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such notice shall be given by the Parent and shall specify the principal amount of the Loan requested and shall include a current Loan and Letter of Credit Request, reflecting the Maximum Drawing Amount of all Letters of Credit outstanding. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown

Date. Each of the representations and warranties made by or on behalf of any of the Borrowers to the Banks or the Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties expressly relate to an earlier date). The Agent shall notify each Bank of each Loan and Letter of Credit Request received by the Agent not later than 5:00 p.m. Boston time on the date of the request.

     ss.2.7. Funds for Loans.

         (a) Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

         (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence, absent manifest error, of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

         ss.2.8. Maturity of the Loans. The Loans shall be due and payable on the Maturity Date. The Borrowers promise to pay on the Maturity Date all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         ss.2.9. Mandatory Repayments of the Loans. If at any time the outstanding amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit plus unpaid Reimbursement Obligations exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Loans, or if no Loans shall be outstanding, to be held by the Agent as collateral security for the Reimbursement Obligations, provided, however, that if the amount of cash collateral held by the Agent pursuant to this ss.2.9 exceeds the amount of the Obligations the Agent shall return such excess to the Borrowers.

         ss.2.10. Optional Prepayments or Repayments of Loans. The Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrowers shall give the Agent, no later than 11:00 a.m. (Boston time) on the Business Day of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this ss.2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid; provided that the Borrowers may not make any prepayment of any Eurodollar Loan on a date other than the last day of the applicable Interest Period unless the Borrowers pay all required fees pursuant to ss.4.8 hereof.

         ss.3. LETTERS OF CREDIT.

         ss.3.1. Letter of Credit Commitments.

                  (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.3.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this ss.3.1(a) (the "Letters of Credit") shall not exceed $30,000,000, and no Letter of Credit shall have an expiration date later than the earlier of (i) one (1) year after the date of issuance of the Letter of Credit (which may incorporate automatic renewals for periods of up to one (1) year, provided that the Agent may, upon 30 days' notice to the beneficiary, cancel such Letter of Credit which has been renewed beyond its initial one (1) year term), or (ii) thirty (30) days prior to the Maturity Date.

                  (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under ss.3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3.2.


         ss.3.2. Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

                  (a) on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; and

                  (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.12, an amount equal to the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.3.2 at any time from the date such amounts become due and payable (whether as stated in this ss.3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in ss.4.6 for overdue amounts.

         ss.3.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Banks of the amount of any unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Reimbursement Obligation, together with an amount equal to the product of (a) the weighted average, computed for the period referred to in clause (c) below, of the interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Agent paid the draft presented for honor or otherwise made payment until the date on which such Bank's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 365. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         ss.3.4. Obligations Absolute. The Borrowers' obligations under this ss.3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. Subject to the obligations of the Banks pursuant to Article V of the Uniform Commercial Code, the Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

         ss.3.5. Reliance by Agent. To the extent not inconsistent with ss.3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

         ss.4. FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY.

         ss.4.1.  Fees.

                  (a) The Borrowers agree to pay to the Agent, for the accounts of the Banks, a fee (the "Commitment Fee") equal to the Applicable Commitment
Rate multiplied by the amount of the unused portion of the Total Commitment during each calendar quarter or portion thereof from the Closing Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 1998, with a final payment on the Maturity Date.

                  (b) Letter of Credit Fees. The Borrowers shall pay in advance on the date of issuance of each Letter of Credit an issuance fee to the Agent equal to one eighth of one percent (1/8%) per annum (the "Issuance Fee") on the Maximum Drawing Amount of each Letter of Credit, plus a fee (the "Letter of Credit Fee") equal to (a) the Applicable L/C Margin multiplied by the Maximum Drawing Amount of each outstanding Financial Letter of Credit, or (b) the Applicable L/C Margin minus 0.50%, multiplied by the Maximum Drawing Amount of all other Letters of Credit, provided, however, that the Letter of Credit Fee with respect to non-Financial Letters of Credit shall not be less than 0.50%, such Letter of Credit Fee (but not the Issuance Fee) shall be paid quarterly in advance on the first Business Day of each fiscal quarter, and shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In addition to the Issuance Fee and the Letter of Credit Fee, the Borrowers shall pay to the Agent, for its own account, all related customary administrative fees in accordance with customary practice.

                  (b) Upfront Fees. The Borrowers shall pay to the Agent, for the benefit of the Banks and the Agent, upfront fees, pursuant to the terms of a fee letter agreement previously entered between the Parent and the Agent.

                  (c) Agent's Fees. The Borrowers shall pay an annual Agent's fee, pursuant to the terms of a fee letter agreement previously entered between the Parent and the Agent.

         ss.4.2.  Payments.

                  (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, to be received at the Agent's Head Office in immediately available funds by 12:00 p.m. (Boston time) on any due date. The Agent shall, as promptly as practicable thereafter, effect appropriate wire transfers of such payments to the Banks as applicable.

                  (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Bank is organized outside of the United States, such Bank shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Bank or the Loans. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                  (c) The Borrowers shall pay at closing, fees on the Banks' Commitments as previously agreed upon with the Agent and the Borrowers.

         ss.4.3. Computations. All computations of interest on Base Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365-day year (or 366-day year, as applicable) and paid for the actual number of days elapsed. All computations of interest on Eurodollar Loans shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         ss.4.4. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent, and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's Loans, Letter of Credit Participations or Letters of Credit, or commitment with respect thereto, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Bank or (as the case may
be) the Agent shall thereafter attempt to negotiate in good faith, within thirty
(30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrowers and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

         ss.4.5. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.4.4 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         ss.4.6. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus two (2) percentage points until such amount shall be paid in full (after, as well as before, judgment).

         ss.4.7. Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

         ss.4.8. Eurodollar Indemnity. The Borrowers agree to indemnify the Banks and the Agent and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits) that the Banks and the Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, or (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to ss.2.5 or ss.2.6, the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loans.

         ss.4.9. Illegality; Inability to Determine Eurodollar Rate. Notwithstanding any other provision of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Agent or any Bank shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if the Majority Banks or the Agent shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Banks or the Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Banks or the Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then the Banks or the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by the Banks or the Agent, the obligation of the Banks or the Agent to make Eurodollar Loans shall be suspended until the Banks or the Agent determine that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

         ss.4.10. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on any Bank any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is:

                  (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, such Bank's Commitment, or the Letters of Credit; or

                  (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Commitment, the Loans, or drawings under the Letters of Credit, or

                  (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

         ss.4.11. Concerning Joint and Several Liability of the Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this ss.4.11), it being the intention of the parties hereto that all of the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d)  The  Obligations  of  each  of the  Borrowers  under  the provisions of this ss.4.11 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                  (e) Except as otherwise  expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.4.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this ss.4.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this ss.4.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this ss.4.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Banks.

                  (f) The provisions of this ss.4.11 are made for the benefit of the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this ss.4.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this ss.4.11 will forthwith be reinstated in effect, as though such payment had not been made.

         ss.4.12. New Borrowers. Any newly-created or acquired Subsidiaries shall become Borrowers hereunder by signing Notes, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Banks or the Agent may reasonably request, including, without limitation, documentation with respect to conditions specified in ss.9 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary as a Borrower hereunder. The Parent hereby agrees to pledge all of the stock of such Subsidiary to the Agent for the benefit of the Banks pursuant to the terms of the Stock Pledge Agreement and cause such Subsidiary to join the Stock Pledge Agreement.

         ss.5. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Banks that on and as of the date of this Agreement (any disclosure on a schedule pursuant to this ss.5 shall be deemed to apply to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant  representation):

         ss.5.1. Corporate Authority.

         (a) Incorporation; Good Standing. Each of the Borrowers (i) is a corporation duly organized, validly existing and in good standing or in current status under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower.

         (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of any of the Borrowers, and (iv) do not conflict with any provision of the corporate charter or bylaws of any Borrower or any agreement or other instrument binding upon any Borrower.

         (c) Enforceability. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         ss.5.2. Governmental Approvals. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         ss.5.3. Title to Properties; Leases. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         ss.5.4. Financial Statements; Solvency.

                  (a)  There  has  been  furnished  to  the  Banks  (i)  audited consolidated financial statements of the Borrowers dated the Balance Sheet Date, certified by an independent accounting firm of national standing acceptable to the Banks (the "Accountants") and (ii) unaudited consolidated financial statements of the Borrowers dated the Company Balance Sheet Date. Said financial statements have been prepared in accordance with GAAP (but, in the case of any such financial statements which are unaudited, only to the extent that GAAP is applicable to interim unaudited reports), fairly present in all material respects the financial condition of the Borrowers, on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers as of such date involving material amounts known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

                  (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

         ss.5.5. No Material Changes, Etc. Since the Company Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Company Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Parent or the Borrowers. Since the Company Balance Sheet Date, no Borrower has made any Distribution other than to the Parent.

         ss.5.6. Permits, Franchises, Patents, Copyrights, Etc. Each of the Borrowers possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, including permits required under applicable Environmental

Laws, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         ss.5.7. Litigation. Except as shown on Schedules 5.7 and 5.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

         ss.5.8. No Materially Adverse Contracts, Etc. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers as a whole, except as otherwise reflected in adequate reserves.

         ss.5.9. Compliance With Other Instruments, Laws, Etc. None of the Borrowers is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers.

         ss.5.10. Tax Status. The Borrowers have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         ss.5.11. No Event of Default. No Default or Event of Default has occurred and is continuing as of the date of this Agreement.

         ss.5.12. Holding Company and Investment Company Acts. None of the Borrowers is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company," or an "affiliated company" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         ss.5.13. Absence of Financing Statements, Etc. Except as contemplated by ss.7.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.

         ss.5.14. Employee Benefit Plans.

         (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

         (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) Each Borrower or ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or ERISA Affiliate without liability to any Person.

         (c) Guaranteed Pension Plans. None of the Borrowers is a sponsor of, or contributor to, a Guaranteed Pension Plan.

         (d)  Multiemployer  Plans.  No Borrower,  nor any ERISA  Affiliate  has
incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. No Borrower, nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         ss.5.15. Use of Proceeds. The proceeds of the Loans shall be used as follows: (a) to repay the existing Indebtedness of the Borrowers; (b) for general corporate purposes; (c) for acquisitions permitted pursuant to ss.7.4 hereof; and (d) for working capital purposes. No proceeds of the Loans shall be used in any way that will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         ss.5.16. Environmental Compliance. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on Schedule 5.16:

         (a) None of the Borrowers, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

         (b) None of the Borrowers has received notice from any third party, including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

         (c) (i) No portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in material compliance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property, which Releases would have a material adverse effect on the value of such properties;
(iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such properties; and
(v) in addition, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

         (d) None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         ss.5.17. Perfection of Security Interests. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, other than liens in favor of the Agent for the benefit of the Banks to secure the Obligations and Permitted Liens. The Stock Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Banks, a legal, valid and enforceable first priority security interest in the Collateral. The certificates for the shares of such Collateral have been delivered to the Agent.

         ss.5.18. Certain Transactions. Except as set forth on Schedule 5.18 and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers is presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         ss.5.19. Subsidiaries. Schedule 1 sets forth a complete and accurate list of the Subsidiaries of the Parent (other than Sharps Incinerator of Fort, Inc.), including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary listed on Schedule 1 is wholly owned by the Parent and is a Borrower hereunder, 100% of the stock of which has been pledged to the Agent on behalf of the Banks pursuant to the Stock Pledge Agreement. The Parent has good and marketable title to all of the shares it purports to own of the stock of each such Subsidiary, free and clear in each case of any lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable (except as provided in Wis. Stat. ss.180.0622).

         ss.5.20. Capitalization.

                  (a) Capital Stock. As of the date hereof, the authorized capital stock of the Parent consists of (i) 100,000,000 shares of Common stock (par value $0.01 per share) of which 17,485,549 are outstanding; and (ii)
500,000 shares of preferred stock, undesignated series, of which none are outstanding. All such shares have been duly issued and are fully paid and non-assessable (except as provided in Wis. Stat. ss.180.0622).

                  (b) Options, Etc. Except as set forth on Schedule 5.20(b), no Person has outstanding any rights (either preemptive or otherwise) or options (except for the options for common stock issued to employees in accordance with a bona fide option plan approved by the Board of Directors of the Parent) to subscribe for or purchase from the Parent, or any warrants or other agreements providing for or requiring the issuance by the Parent of, any capital stock or any securities convertible into or exchangeable for its capital stock.

         ss.5.21. True Copies of Charter and Other Documents. The Borrowers have furnished the Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

         ss.5.22. Disclosure. No representation or warranty made by the Borrowers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Agent by or on behalf of or at the request of the Borrowers in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         ss.5.23. Year 2000 Compliance. The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Compliance. Based on such review and program, the Year 2000 Compliance will not have a material adverse effect on the Borrowers' business and operations.

         ss.6. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

         ss.6.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

         ss.6.2. Maintenance of Office. The Borrowers will maintain their chief executive offices at 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227, or at such other place in the United States of America as the Borrowers shall designate upon 30 days' prior written notice to the Agent.

         ss.6.3. Records and Accounts. Each of the Borrowers will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities, and will maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

         ss.6.4.  Financial  Statements,   Certificates  and  Information.   The
Borrowers will deliver to the Banks:

         (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated and consolidating balance sheets of Borrowers as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by the Accountants. In addition, simultaneously therewith, the Borrowers shall use their best efforts to provide the Banks with a written statement from such Accountants to the effect that the Borrowers are in compliance with the covenants set forth in ss.8 hereof, and that, in making the examination necessary to said certification, nothing has come to the attention of such Accountants that would indicate that any Default or Event of Default exists, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers, copies of the consolidated and consolidating balance sheets and statement of operations of the Borrowers as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, with a certification by the principal financial or accounting officer of the Borrowers (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

         (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of Exhibit C hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in ss.ss.6, 7 and 8 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto and a certificate of the Borrowers' Chief Operating Officer in the form attached hereto as Exhibit D with respect to environmental matters;

         (d) contemporaneously with or promptly following the delivery thereof to the board of directors of the Parent, copies of the financial statements, financial projections, and variance reports concerning the Parent in substantially the same form in which such information is supplied to the board of directors of the Parent;

         (e) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or any of the Borrowers; and

         (f) from time to time, such other financial data and other information (including accountants' management letters) as the Agent or any of the Banks may reasonably request.

         The Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that the Banks shall, to the extent practicable and allowable under law, notify the Borrowers within a reasonable period prior to the time any such disclosure is made; and provided further, that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

         ss.6.5. Corporate Existence and Conduct of Business. Except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

         ss.6.6. Maintenance of Properties. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the businesses of the Borrowers on a consolidated basis.

         ss.6.7. Insurance. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than the amounts and coverages set forth in Schedule 6.7 hereto. In addition, the Borrowers will furnish from time to time, upon the Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Agent and, if requested by the Agent, will furnish to the Agent copies of the applicable policies.

         ss.6.8. Taxes. The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         ss.6.9. Inspection of Properties, Books, and Contracts. The Borrowers shall permit the Banks, the Agent or any of their designated representatives, upon reasonable notice prior to a Default and at any time after and during the continuance of a Default, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as the Banks may reasonably request.

         ss.6.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. Each Borrower will (i) comply with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) comply with all applicable laws and regulations (including but not limited to state and federal securities laws, ERISA laws and Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Bank or the Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         ss.6.11. ENVIRONMENTAL INDEMNIFICATION. THE BORROWERS COVENANT AND AGREE THAT THEY WILL INDEMNIFY AND HOLD THE BANKS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, EXPENSE, DAMAGE, LOSS OR LIABILITY INCURRED BY THE BANKS (INCLUDING ALL COSTS OF LEGAL REPRESENTATION INCURRED BY THE BANKS) RELATING TO
(A) ANY RELEASE OR THREATENED RELEASE OF HAZARDOUS SUBSTANCES ON THE REAL PROPERTY; (B) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT THE REAL PROPERTY OR THE OPERATIONS CONDUCTED THEREON; OR (C) THE
INVESTIGATION OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH THE BORROWERS OR THEIR PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES. IT IS EXPRESSLY ACKNOWLEDGED BY THE BORROWERS THAT THIS COVENANT OF INDEMNIFICATION SHALL INCLUDE CLAIMS, EXPENSE, DAMAGE, LOSS OR LIABILITY INCURRED BY THE BANKS BASED UPON THE BANKS' NEGLIGENCE, AND THIS COVENANT SHALL SURVIVE ANY FORECLOSURE OR ANY MODIFICATION, RELEASE OR DISCHARGE OF THE STOCK PLEDGE AGREEMENT OR THE PAYMENT OF THE LOANS AND SHALL INURE TO THE BENEFIT OF THE BANKS, THEIR SUCCESSORS AND ASSIGNS.

         ss.6.12. Further Assurances. The Borrowers will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

         ss.6.13. Notice of Potential Claims or Litigation. The Borrowers shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $500,000, together with a copy of each such notice received by any Borrower.

         ss.6.14.   Notice  of   Certain   Events   Concerning   Insurance   and
Environmental Claims.

                  (a) The Borrowers will provide the Banks with written notice as to any cancellation or material change in any insurance of any of the Borrowers within ten (10) Business Days after such Borrower's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

                  (b) The Borrowers will promptly notify the Banks in writing of any of the following events:

                    (i) upon any Borrower obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's operations, which violation could have a material adverse effect on the Real Property or on any Borrower's operations; (ii) upon any Borrower obtaining knowledge of any potential or known Release or threat of Release of any
Hazardous Substance at, from, or into the Real Property which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's, or any Person's operation of the Real Property, (B) contamination on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower, or any of their predecessors is alleged to have directly or indirectly Disposed of Hazardous Substances; or (iv) upon any Borrower obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property.

         ss.6.15. Response Actions. The Borrowers covenant and agree that if any Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrowers will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws or to preserve the value of the Real Property.

         ss.6.16. Notice of Default. The Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of Indebtedness, indenture or other obligation evidencing Indebtedness in excess of

$250,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

         ss.6.17. Closure and Post Closure Liabilities. The Borrowers shall at all times adequately accrue, in accordance with GAAP and as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the operations of the Borrowers.

         ss.7. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan or any Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         ss.7.1. Restrictions on Indebtedness. None of the Borrowers shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

         (a) Indebtedness to the Banks and the Agent arising under this Agreement or the Loan Documents;

         (b) Other existing Indebtedness listed on Schedule 7.1(b) hereto, on the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than those in effect as of the date hereof; provided that no such Indebtedness may be prepaid without prior written consent of the Banks;

         (c) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

         (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.6.8 and Indebtedness of the Borrowers secured by liens of carriers, warehousemen, mechanics and materialmen permitted by ss.7.2;

         (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves;

         (f)   incurrence   by  any   Borrower  of   guaranty,   suretyship   or
indemnification obligations in connection with any Borrower's performance of services for its respective customers in the ordinary course of its business;

         (g) Other Indebtedness of the Borrowers incurred after the date hereof through the borrowing of money or the obtaining of credit, jointly not to exceed an aggregate amount of $30,000,000 outstanding at any time;

         (h) Indebtedness with respect to equipment leases owing by any Borrower to any other Borrower which is a financing company; and

         (i) Indebtedness with respect to equipment leases or equipment chattel mortgages in an aggregate amount not to exceed $30,000,000 at any time outstanding;

provided that no Subsidiary of the Parent may have aggregate Indebtedness (other than Indebtedness permitted by ss.ss.7.1(a), (b) and (h) hereof and Indebtedness of such Subsidiary to the Parent) in excess of $10,000,000 at any one time outstanding.

         ss.7.2. Restrictions on Liens. None of the Borrowers will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

         (a) Liens securing Indebtedness permitted under ss.7.1(g) incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers, provided that such Liens shall encumber only the property or assets so acquired and shall not exceed the fair market value thereof and provided further that the aggregate amount of Indebtedness secured by such liens shall not exceed $30,000,000;

         (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

         (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.7.1(e);

         (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

         (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

         (g) Liens existing as of the date hereof and listed on Schedule 7.2(g) on the terms and conditions in effect as of the date hereof;

         (h)      Liens granted pursuant to the Stock Pledge Agreement;

         (i) Liens securing Indebtedness permitted by ss.7.1(i) hereof, provided that such Liens shall encumber only the equipment being leased or acquired and shall not exceed the fair market value thereof; and

         (j) A first mortgage granted to Grant E. Milliron, an individual residing in the State of Ohio ("Milliron"), securing the Parent's obligation to pay royalties pursuant to Article 25 of the draft Purchase Agreement and Plan of Reorganization dated as of May 14, 1997 among Milliron Waste Management, Inc., Gem Leasing, Inc., North Central Management, Inc., Milliron Paper Recycling, Inc., and Richland County Transfer & Recycling, Inc., each an Ohio corporation, Milliron, the Parent, and Superior of Ohio, an Ohio corporation and a Subsidiary of the Parent.

         ss.7.3. Restrictions on Investments. None of the Borrowers shall make or permit to exist or to remain outstanding any Investment in any Subsidiary unless both before and after giving effect thereto there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment. None of the Borrowers shall make or permit to exist or to remain outstanding any other Investment other than:

         (a) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America that are due and payable within one year from the date of acquisition;

         (b) certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

         (c) commercial paper maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is not rated lower than "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's Corporation;

         (d) Investments associated with insurance policies required or allowed by state law to be posted as financial assurance for landfill closure and post-closure liabilities;

         (e) Investments by any Borrower in any Subsidiary of such Borrower which is also a Borrower; and

         (f) Existing  Investments  by the Borrowers in Land & Gas  Reclamation,
Inc.

         ss.7.4. Mergers, Consolidations, Sales. None of the Borrowers shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other Person except as otherwise provided in this ss.7.4, or sell, transfer, convey or lease any assets or group of assets (except sales of equipment in the ordinary course of business) or sell or assign, with or without recourse, any receivables. The Borrowers may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture interest in, any Person provided that (a) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in ss.8 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement, and in the event that the value given in connection with any such acquisition exceeds $20,000,000, including deferred payments and the aggregate amount of all liabilities assumed, the Agent shall have been provided with

(i) a Compliance Certificate demonstrating such compliance, (ii) such other information (in form and substance satisfactory to the Agent) as the Agent may reasonably request, including, without limitation, historical financial statements, projections and due diligence summaries, (b) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder; (c) the business to be acquired is predominantly in the same lines of business as the Borrowers; (d) the business to be acquired operates predominantly in the continental United States; (e) all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of the Parent which is a Borrower, 100% of the stock of which has been or will be pledged to the Agent on behalf of the Banks or, in the case of a stock acquisition, the acquired company shall become or shall be merged with a wholly-owned Subsidiary of the Parent that is a Borrower; (f) a copy of the purchase agreement, together with audited (if available, or otherwise unaudited) financial statements for any Subsidiary to be acquired or created for the preceding two (2) fiscal years shall have been furnished to the Banks; (g) each acquisition of a landfill or a hazardous waste treatment, storage or disposal facility is preceded by the Parent's standard due diligence practices as set forth in Exhibit E hereto, including a review by a Consulting Engineer (which Consulting Engineer shall not be an affiliate of such Borrower if the cash consideration to be paid by such Borrower in connection with any such acquisition, including deferred payments and the aggregate amount of all liabilities assumed, exceeds $5,000,000), and a copy of the Consulting Engineer's report shall have been furnished to the Banks, if requested; (h) the cash consideration to be paid by such Borrower in connection with any such acquisition (including deferred payments and the aggregate amount of all liabilities assumed) shall not exceed 10% of Consolidated Tangible Assets (as determined prior to such acquisition) without the consent of the Agent and the Majority Banks; (i) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition; and (j) if such acquisition is made by a merger, such Borrower shall be the surviving entity. Any Subsidiary of the Parent may merge with any other Subsidiary of the Parent, provided that the surviving corporation is a Borrower.

         ss.7.5. Sale and Leaseback. None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Banks.

         ss.7.6. Restricted Distributions and Redemptions. None of the Borrowers will declare or pay (i) any cash Distributions (other than from insurance proceeds), or (ii) any other Distributions which would result in a reduction of the Borrowers' Consolidated Tangible Net Worth. In addition, the Borrowers shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of the

Borrowers in an aggregate amount in excess of $100,000 in any year, other than Escrowed Shares cancelled in connection with indemnification claims against the former shareholders of the Subsidiaries of the Parent. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrowers' capital stock.

         ss.7.7. Employee Benefit Plans. None of the Borrowers nor any ERISA Affiliate will:

         (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for any Borrower; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency," as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to ss.302(f) or ss.4068 of ERISA; or

         (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and
4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, or 4245 of ERISA.

         ss.7.8. Negative Pledges. No Borrower will pledge any of its assets to any Person other than to the Agent for the benefit of the Banks, nor will any Borrower grant any negative pledges on their assets to any Person other than hereunder.

         ss.8. FINANCIAL COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan or any Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         ss.8.1. Leverage Ratio. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending September 30, 1998, the ratio of (a) Funded Debt as at the end of such quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date (the "Leverage Ratio") shall not exceed 3.25:1.

         ss.8.2. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending September 30, 1998, the ratio of (i) EBITA for the period of four (4) consecutive fiscal quarters ending on such date to (ii) Consolidated Total Interest Expense for such period shall not be less than 3.00:1.

         ss.8.3. Funded Debt to Capitalization Ratio. The Borrowers shall not at any time permit the ratio of (a) Funded Debt to (b) the sum of Funded Debt plus Consolidated Net Worth to exceed 55%.

         ss.8.4.   Profitable   Operations.   The  Borrowers   will  not  permit
Consolidated Net Income to be less than $0 (i) for any two consecutive fiscal quarters or (ii) for any fiscal year.

         ss.8.5. Capital Expenditures. The Borrowers, in the aggregate, will not make Capital Expenditures in any fiscal year that exceed 1.75 times the depreciation expense taken in such fiscal year; provided, however, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year.

         ss.9. CLOSING CONDITIONS.

         The obligations of the Banks to make the Loans and the Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

         ss.9.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

         ss.9.2. Loan Documents, Etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks.

         ss.9.3. Certified Copies of Charter Documents. The Agent shall have received from the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents (including certificates of merger and name changes) as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         ss.9.4. Incumbency Certificate. The Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers;
(b) to make Loan and Letter of Credit Requests; and (c) to give notices and to take other action on the Borrowers' behalf under the Loan Documents.

         ss.9.5. Validity of Liens. The Stock Pledge Agreement shall be effective to create in favor of the Agent a legal, valid and enforceable first security interest in and lien upon the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         ss.9.6. UCC Search Results. The Agent shall have received the results of UCC searches with respect to the Borrowers indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         ss.9.7. Certificates of Insurance. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance coverage and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         ss.9.8. Opinion of Counsel. The Banks shall have received favorable legal opinions from counsel to the Borrowers, addressed to the Banks, dated as of the Closing Date, in form and substance satisfactory to the Banks.

         ss.9.9. Environmental Permit Certificate. The Banks shall have received an environmental permit certificate from the Parent satisfactory to the Agent concerning principal operating permits at the Parent's and its Subsidiaries' principal operating facilities.

         ss.10. CONDITIONS OF ALL LOANS.

         The obligations of the Banks to make any Loan (including without limitation the obligation of the Agent to issue any Letter of Credit) on and subsequent to the Closing Date is subject to the following conditions precedent:

     ss.10.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of any Drawdown Date with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         ss.10.2. Performance; No Event of Default. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of any Loan, and at the time of any Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in ss.ss.10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

         ss.10.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans hereunder.

         ss.10.4. Governmental Regulation. The Banks shall have received such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         ss.10.5. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date hereof in form and substance satisfactory to the Banks, including without limitation a Letter of Credit and Loan Request in the form attached hereto as Exhibit B, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         ss.11.  COLLATERAL  SECURITY.  The  Obligations  shall be  secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth herein and in the Stock Pledge Agreement) in all of the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Stock Pledge Agreement.

         ss.12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

         ss.12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

         (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

         (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

         (c) if the Borrowers shall fail to comply with the covenants contained inss.ss.6, 7 or 8 hereof;

         (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within 30 days after written notice of such failure has been given to the Borrowers by the Banks;

         (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

         (f) if any Borrower shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money (other than the Obligations) or any guaranty with respect thereto in an aggregate amount greater than $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $250,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

         (g) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower or any Borrower indicates its approval thereof, consent thereto or acquiescence therein;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

         (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments against any Borrower, exceeds in the aggregate $500,000 after taking into account any undisputed insurance coverage;

         (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower to the PBGC or the Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

         (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent; or

         (m) If either George Farr or William Dietrich shall cease to hold offices of Chief Financial Officer (in the case of George Farr) or President and Chief Executive Officer (in the case of William Dietrich) or are disabled, incapacitated, or otherwise unable or unwilling to perform the duties of such offices for a period in excess of one hundred eighty (180) consecutive days, unless a replacement reasonably satisfactory to the Agent is found;

then, and in any such event, so long as the same may be continuing, upon the request of the Majority Banks, the Agent shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in ss.12(g) or 12(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations.

         ss.12.2. Termination of Commitments. If any Event of Default shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to or issue Letters of Credit for the account of any of the Borrowers; or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Banks), the Majority Banks may by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such Notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

         ss.12.3. Remedies. Subject to ss.14.8, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Majority Banks shall have accelerated the maturity of the Loans pursuant to ss.12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations or the Guaranteed Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         ss.13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. The Banks agree among themselves that, if a Bank shall obtain payment on any loan outstanding under this Agreement through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a pro rata payment under this Agreement or a required payment under a Note), it shall promptly make such adjustments with the other Banks as shall be equitable to the end that all the Banks shall share the benefits of such payments pro rata in accordance with the aggregate unpaid amount of the Notes held by each Bank immediately prior to the payment obtained by such Bank as aforesaid. The Banks further agree among themselves that if any payment to a Bank obtained by such Bank through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a pro rata payment) as aforesaid shall be rescinded or must otherwise be restored, the Banks who shall have shared the benefit of such payment shall return their share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored.

         ss.14. THE AGENT.

         ss.14.1. Appointment of Agent, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents, provided, however, the Agent is hereby authorized to serve only as an administrative and collateral agent for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this ss.14 and in the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Majority Banks and no action taken or failure to act without the consent of the Majority Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Agent to execute the Stock Pledge Agreement and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent under the Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Agent, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as a Bank as provided in this ss.14. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall exercise the same care in administering the Loan as its exercises with respect to similar transactions entered into solely for its own account; however, neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken in good faith by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

         ss.14.2. Actions By Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Majority Banks and shall be indemnified to its reasonable satisfaction by the Majority Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

         ss.14.3. INDEMNIFICATION. WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, THE BANKS AGREE TO INDEMNIFY THE AGENT, RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (OTHER THAN LOSSES WITH RESPECT TO THE AGENT'S PRO RATA SHARE OF THE OBLIGATIONS) WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ENFORCEMENT OF ANY OF THE TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT (OR ANY AGENT THEREOF), IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         ss.14.4. Reimbursement. Without limiting the provisions of ss.14.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         ss.14.5. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

         ss.14.6. Non-Reliance on Agent and Other Banks. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of ss.14.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

         ss.14.7. Resignation of Agent. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this ss.14.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent.

         ss.14.8. Action by the Banks, Consents, Amendments, Waivers, Etc. Except as otherwise expressly provided in this ss.14.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or any other person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of the Agent (in its capacity as Agent) shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks: (a) increase the principal amount of the Total Commitment (or subject the Banks to any additional obligations) other than in accordance with ss.2.2 hereof, (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder; (d) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this ss.14.8; (f) change the Commitment Percentage of any Bank, except as permitted under ss.18 hereof; or (g) except as otherwise permitted hereunder, release any Collateral with an aggregate value in excess of $1,000,000.

         ss.15. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse (i) the Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and Consulting Engineers' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, and (ii) any Bank or the Agent for all reasonable out-of-pocket expenses

(including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or under any of the other Loan Documents, in any way related to any Bank's or the Agent's relationship with the Borrowers hereunder. The Borrowers will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby
agreeing  to   indemnify   the  Banks  with   respect   thereto).

         ss.16. INDEMNIFICATION. THE BORROWERS AGREE TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND THE BANKS, AS WELL AS THEIR SHAREHOLDERS, DIRECTORS, AGENTS, OFFICERS, SUBSIDIARIES AND AFFILIATES, FROM AND AGAINST ALL DAMAGES, LOSSES, SETTLEMENT PAYMENTS, OBLIGATIONS, LIABILITIES, CLAIMS, SUITS, PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, DEMANDS, JUDGMENTS, ACTIONS OR CAUSES OF ACTION, WHETHER STATUTORILY CREATED OR UNDER THE COMMON LAW, AND REASONABLE COSTS AND EXPENSES INCURRED, SUFFERED, SUSTAINED OR REQUIRED TO BE PAID BY AN INDEMNIFIED PARTY BY REASON OF OR RESULTING FROM THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT ANY OF THE FOREGOING WHICH RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY. IN ANY INVESTIGATION, PROCEEDING OR LITIGATION, OR THE PREPARATION THEREFOR, EACH BANK AND THE AGENT SHALL BE ENTITLED TO SELECT ITS OWN COUNSEL, AND, IN ADDITION TO THE FOREGOING INDEMNITY, THE BORROWERS AGREE TO PAY PROMPTLY THE REASONABLE FEES AND EXPENSES OF SUCH COUNSEL. IN THE EVENT OF THE COMMENCEMENT OF ANY SUCH PROCEEDING OR LITIGATION, THE BORROWERS SHALL BE ENTITLED TO PARTICIPATE IN SUCH PROCEEDING OR LITIGATION WITH COUNSEL OF THEIR CHOICE AT THEIR EXPENSE, PROVIDED THAT SUCH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE BANKS AND THE AGENT. THE COVENANTS OF THIS ss.16 SHALL SURVIVE PAYMENT OR SATISFACTION OF PAYMENT OF AMOUNTS OWING WITH RESPECT TO THE NOTES OR ANY OTHER LOAN DOCUMENT, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         ss.17. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

         ss.18. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign or participate at any time all or a portion of its Commitment and interests in the risk relating to any Loans and outstanding Letters of Credit hereunder in an amount equal to or greater than $5,000,000 (which assignment shall be of an equal percentage of the Commitment, the Loans and outstanding Letters of Credit) to additional banks or other financial institutions so long as the Agent will be the Agent hereunder and with the prior written consent of the Agent and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrowers, which approvals shall not be unreasonably withheld; and further, and that each bank or other financial institution which executes and delivers to the Banks and the Borrowers hereunder a counterpart joinder in form and substance satisfactory to the Banks and such bank or financial institution shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement, and its Commitment shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder and payment by the assigning bank of an assignment fee in the amount of $3,500 to the Agent, (a) the Borrowers shall issue to such bank or other financial institution a Note in the amount of such bank's or other financial institution's Commitment dated the Closing Date or such other date as may be specified by the Agent and otherwise completed in substantially the form of Exhibit A hereto; (b) the Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; (c) this Agreement shall be appropriately amended to reflect (i) the status of such bank or financial institution as a party hereto and (ii) the status and rights of the Banks and Agent hereunder; and (d) the Borrowers shall take such action as the Agent may reasonably request to perfect any security interests in favor of the Banks, including any bank or financial institution which becomes a party to this Agreement. The documents evidencing any such participation may provide that, except with the consent of the bank or financial institution that is a party thereto, such Bank will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, (b) the extension or postponement of any stated date fixed for payment of principal or interest or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, or (c) the waiver or reduction of any right to indemnification of such Bank hereunder. Notwithstanding the foregoing, no syndication or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement, except as contemplated under ss.2.2(c).

         ss.19. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

         ss.20. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

         (a) if to the Borrowers, at 1 Honey Creek Corporate Center, 125 South 84th Street, Suite 200, Milwaukee, Wisconsin 53214, Attention: George K. Farr, Chief Financial Officer and Treasurer, telecopy number (414) 479-7400;

         (b)  if  to  the  Agent  or  BKB,  at  100  Federal   Street,   Boston,
Massachusetts 02110, Attention: Timothy M. Laurion, Director, telecopy number 617-434-2160;

         or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         ss.21. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         ss.22.  ENTIRE  AGREEMENT,  ETC.  The  Loan  Documents  and  any  other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.14.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         ss.23. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         ss.24. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS

APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF ANY BANK OR THE AGENT UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         ss.25. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

SUPERIOR SERVICES, INC.
SUPERIOR CRANBERRY CREEK LANDFILL, INC.
SUPERIOR CONSTRUCTION SERVICES, INC.
HARDROCK, INC.
SUMMIT, INC.
SUPERIOR SPECIAL SERVICES, INC.
VALLEY SANITATION CO., INC.
SUPERIOR SERVICES OF ELGIN, INC.
SUPERIOR GLACIER RIDGE, INC.
LAND & GAS RECLAMATION, INC.
SUPERIOR OF WISCONSIN, INC.
SUPERIOR EMERALD PARK LANDFILL, INC.
SUPERIOR FCR LANDFILL, INC.
SUPERIOR SEVEN MILE CREEK LANDFILL, INC.
SUPERIOR OAK RIDGE LANDFILL, INC.
SUPERIOR OF MISSOURI, INC.
SUPERIOR OF OHIO, INC.
SUPERIOR SERVICES OF MICHIGAN, INC.
SUPERIOR WASTE SERVICES OF PENNSYLVANIA, INC.
SUPERIOR GREENTREE LANDFILL, INC.
SUPERIOR HICKORY MEADOWS LANDFILL, INC.
NOBLE ROAD LANDFILL, INC.
RECOURSE RECOVERY TRANSFER & TRANSPORTATION, INC.
SUPERIOR EAGLE BLUFF LANDFILL, INC.
SUPERIOR WASTE SERVICES OF ALABAMA, INC.
SUPERIOR CEDAR HILL LANDFILL, INC.
SUPERIOR MAPLE HILL LANDFILL, INC.
IDEAL DISPOSAL SERVICE, INC.
JOHNSON DISOPOSAL SERVICE, INC.
TWR, INC.
ALABAMA WASTE SERVICES, INC.
SUPERIOR STAR RIDGE LANDFILL, INC.
EGGERS SANITATION, INC.
SUPERIOR CYPRESS ACRES LANDFILL, INC.
CBF, INC.
SUPERIOR WASTE SERVICES OF FLORIDA, INC.
LOVE'S DISPOSAL SERVICE, INC.


By: ________________________________________
      George K. Farr, Chief Financial Officer

BANKBOSTON, N.A.,
  individually and as Agent


By:__________________________________________
      Timothy M. Laurion, Director


BANK ONE, WISCONSIN


By:__________________________________________
      Name:
      Title:


HARRIS TRUST AND SAVINGS BANK


By:__________________________________________
      Name:
      Title:


LASALLE NATIONAL BANK


By:__________________________________________
      Name:
      Title:


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION


By:__________________________________________
      Name:
      Title:


FIRSTAR BANK MILWAUKEE, N.A.


By:__________________________________________
      Name:
      Title:

FLEET BANK, N.A.


By:__________________________________________
      Name:
      Title:


PARIBAS


By:__________________________________________
      Name:
      Title:


By:__________________________________________
      Name:
      Title:


PNC BANK, NATIONAL ASSOCIATION


By:__________________________________________
      Name:
      Title:


COMERICA BANK


By:__________________________________________
      Name:
      Title:


FIFTH THIRD BANK


By:__________________________________________
      Name:
      Title:

HIBERNIA NATIONAL BANK


By:__________________________________________
      Name:
      Title: